Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated May 5, 2010 in the Registration Statement (Form N-2) of Tortoise MLP Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-166278) and Amendment No. 1 under the Investment Company Act of 1940 (Registration No. 811-22409).
/s/ Ernst & Young LLP
June 14, 2010